SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01

(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, RBS Global, Inc. (“RBS Global”), the parent company of Rexnord Corporation, entered into a Purchase Agreement (the “Agreement”) with an affiliate of Apollo Management, L.P. (“Apollo”) pursuant to which, upon the satisfaction of certain conditions, RBS Global will acquire the plumbing products business of Jacuzzi Brands, Inc. (“Jacuzzi”) for approximately $950 million in cash (subject to adjustment, as provided in the Agreement). RBS Global anticipates that the purchase price will be paid through an equity investment by Apollo or its affiliates of approximately $290 million and debt financing of approximately $660 million.

The acquisition is conditioned on, among other things, the prior acquisition of Jacuzzi by Apollo, which in turn is subject to customary closing conditions, including the receipt of debt and equity financing and approval by Jacuzzi’s stockholders, and upon RBS Global’s receipt of the anticipated equity and debt financing described above. RBS Global is owned indirectly by affiliates of Apollo.

Item 7.01 Regulation FD Disclosure.

A press release announcing the prospective transaction is attached herewith as Exhibit 99.1. The press release is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated October 11, 2006.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report: October 11, 2006

Exhibit No.	Description
99.1	Press release dated October 11, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 11th day of October, 2006.

REXNORD CORPORATION

By:	/s/ Patty Whaley
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 11th day of October, 2006.

RBS GLOBAL, INC.

By:	/s/ Patty Whaley
Patricia Whaley
Vice President and General Counsel